UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE.

The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement.  The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is information regarding the Company’s press release of January 7, 2009 announcing preliminary fourth quarter 2008 financial information.

Item 2.06	MATERIAL IMPAIRMENTS.

In conjunction with the preparation of the Company’s financial statements for 2008, on January 6, 2009, in response to economic conditions affecting the fair value of the Company’s current equity holdings of Clearwire, the Company concluded that its holdings of Clearwire were impaired. Accordingly, the Company will record an impairment charge of approximately $950 million in the fourth quarter of 2008.

The impairment charge described in this report is a non-cash charge.

Item 2.02 is incorporated herein by reference.

CAUTIONARY STATEMENT.

This Form 8-K contains estimates of the Company’s preliminary fourth quarter financial information. The Company is continuing to review its financial and operating results and actual results may differ materially from those contained herein. Among the important factors that could cause results to vary from those contained herein are identification of additional assets such as debt or equity securities or inventories that require an impairment charge be recorded. In addition, the preliminary fourth quarter financial information could vary from the above estimates based on the final accounting.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits. The following exhibit is being furnished as part of this Report. Exhibit Description Number 99.1 Press Release of Intel Corporation of January 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: January 7, 2009	Cary I. Klafter Corporate Secretary